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                                                                    EXHIBIT 10.1

                                   SONAT INC.
                           SUPPLEMENTAL BENEFIT PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1995)

                       ARTICLE I - PURPOSE AND HISTORY

1.1      PURPOSE

         This Supplemental Benefit Plan, as amended and restated herein (the "Plan"), is adopted by Sonat Inc. (the "Company") on its own behalf and on behalf of its subsidiaries and affiliates (the "Employers") which are participating companies in the Sonat Inc. Retirement Plan (the "Retirement Plan") and/or the Sonat Savings Plan (formerly the Sonat Inc. Stock Purchase
Plan) (the "Savings Plan"). The purposes of this Plan are:

         (i) To provide benefits ("Excess Retirement Plan Benefits") in excess of the limitations imposed by Sections 401(a)(9), 401(a)(17), 415, and/or the incidental benefit requirements of the Internal Revenue Code of 1986, as amended (the "Code"), on the Retirement Plan.

         (ii) To provide benefits ("Vesting Benefits") to certain employees whose rights to Vested Benefits have not vested under Article 5 of the Retirement Plan in the event that their employment is terminated after a Change of Control (as defined in Section
                  4.3 below).

         (iii) To provide benefits ("Excess Savings Plan Benefits") to employees whose ability to make employee contributions or to receive employer contributions to the Savings Plan is limited by Sections 401(a)(17), 401(m), and/or 415 of the Code.
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1.2      HISTORY OF THE PLAN

         The Plan was adopted on July 28, 1983, as an amendment and restatement of the Company's Supplemental Pension Plan, which was adopted effective January 1, 1976. The Plan was amended and restated as of January 1, 1985 in order to (1) provide certain "Excess Disability Benefits", (2) conform the references in the Plan to the provisions of the Retirement Plan and the Sonat Inc. Stock Purchase Plan as in effect on the date thereof, and (3) clarify the meaning and intent of the Plan.

         The Plan was amended and restated as of January 1, 1987 in order to (1) provide that Excess Retirement Plan Benefits and Excess Savings Plan Benefits include benefits in excess of the limitations imposed by Section 401(a)(17) of the Code (as well as Section 415 of the Code) on the Retirement Plan and Savings Plan, (2) provide as Excess Savings Plan Benefits matching contributions on amounts an employee is unable to contribute to the Savings Plan by reason of the limitations imposed by Sections 401(a)(17), 401(m), and/or 415 of the Code, (3) modify the time of commencement and form in which Excess Retirement Plan Benefits, Excess Savings Plan Benefits and Vesting Benefits are paid, (4) provide for the accelerated distribution of Excess Savings Plan Benefits in the event of a Participant's Termination of Employment following a Change of Control (as defined herein) and (5) transfer the provisions and obligations relating to Excess Disability Benefits from this Plan to the Sonat Inc. Supplemental Disability Plan (the "Supplemental Disability Plan").

         The Plan was amended effective as of September 6, 1989 to reflect an amendment to the Retirement Plan permitting participants to elect that benefits payable to a child be instead payable to a trust for the benefit of such child. The Plan was amended and restated as of December 1, 1991 in order to further modify the time of commencement and form in which Excess Retirement Plan Benefits, Excess Savings Plan Benefits and Vesting Benefits are paid.

         The Plan was amended and restated effective as of February 25, 1993 in order to provide flexibility to participants as to the time of commencement and form in which Excess Retirement Plan Benefits and Excess Savings Plan Benefits are paid.
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         The Plan was amended effective as of July 1, 1993 to clarify the provisions applicable to employees of Sonat Offshore Drilling Inc. ("SODI") and its subsidiaries whose benefits under the Retirement Plan and the Savings Plan were transferred to plans established by SODI following the initial public offering of SODI common stock ("SODI Employees"). The Plan was amended effective as of April 28, 1994 to change the interest rate used for purposes of the definition of Actuarial Equivalent.

         The Plan is amended and restated as of the date hereof in order to (1) provide that amounts credited as Excess Savings Plan Benefits will be deemed invested in phantom shares of common stock of the Company and/or phantom shares of certain mutual funds, and (2) permit the payment of Excess Retirement Plan Benefits to a trust for the benefit of one or more children of the participant.

                 ARTICLE II - EXCESS RETIREMENT PLAN BENEFITS

2.1      ELIGIBILITY

         Each employee whose Retirement Benefit or Vested Benefit from the Retirement Plan is limited by Code Sections 401(a)(17) and/or 415 and the incorporation of those limitations in the Retirement Plan or whose Survivors Benefits under the Retirement Plan are limited by Code Section 401(a)(9) or the incidental benefit requirements of the Code and the incorporation of such limitations in the Retirement Plan (a "Participant") shall be entitled to Excess Retirement Plan Benefits under this Plan, regardless of whether such Participant has received notice that he or she is so entitled. All capitalized terms used in this Article II and not defined in this Plan shall have the meanings ascribed thereto in the Retirement Plan.

2.2      DETERMINATION OF APPLICABLE FORM OF BENEFIT

         If a Participant's date of Termination of Continuous Employment occurred prior to December 1, 1991, such Participant's Excess Retirement Plan Benefits shall be paid in annuity form as provided in Section 2.4 below ("Annuity Form"). If a Participant's date
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of Termination of Continuous Employment occurred on or after December 1, 1991, such Participant's Excess Retirement Plan Benefits shall be paid in lump sum form as provided in Section 2.3 below ("Lump Sum Form") unless, at least twelve full calendar months before the date of the Participant's Termination of Continuous Employment, the Participant filed with the Company an irrevocable written election to have such benefits paid in Annuity Form, in which case such benefits shall be paid in Annuity Form. Notwithstanding any other provision of the Plan, a Participant's election with respect to the portion of his or her Excess Retirement Plan Benefit attributable to his or her retirement benefit shall determine the Form in which the portion of such benefit attributable to any related survivor benefit is paid.

2.3      LUMP SUM FORM

         The following provisions of this Section 2.3 apply to Excess Retirement Plan Benefits which are paid in Lump Sum Form.

         (a) BENEFIT UPON TERMINATION OF CONTINUOUS EMPLOYMENT. Upon the Termination of Continuous Employment (other than death) of a Participant who is entitled to a Retirement Benefit or a Vested Benefit and whose Excess Retirement Plan Benefits are payable in Lump Sum Form, such Participant shall be entitled to an Excess Retirement Plan Benefit, payable in the form of a cash lump sum, that is equal to the sum of:

             (1) the "Actuarial Equivalent" (as defined in Section 2.3(d)
         below) of the excess, if any, of (i) the amount that hypothetically would have been payable to the Participant as a Retirement Benefit or a Vested Benefit, as the case may be, under the Retirement Plan if Sections 401(a)(17) and 415 of the Code were nonexistent and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount which hypothetically would have been payable to the Participant as a Retirement Benefit or Vested Benefit, as the case may be,
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         under the Retirement Plan upon application of the actual terms of the
         Retirement Plan, assuming that for purposes of clauses (i) and (ii) the Participant elected to receive such Benefit in the form of a single life annuity commencing on the earliest date on which the Participant may commence receipt of his Retirement Benefit or Vested Benefit, as the case may be, under the terms of the Retirement Plan; plus

                  (2) if the Participant is entitled to a Retirement Benefit and has an Eligible Spouse (as defined in Section 2.3(e) below) on the date of such Termination of Continuous Employment, the Actuarial Equivalent of the excess, if any, of (i) the amount that hypothetically would have been payable to the Eligible Spouse as a Survivors Benefit under the Retirement Plan upon the death of the Participant if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount which hypothetically would have been payable to the Eligible Spouse as a Survivors Benefit under the Retirement Plan upon application of the actual terms of the Retirement Plan, with such excess to be valued as a reversionary annuity, payable immediately upon the death of the Participant, using the interest rate and mortality table set forth in Section 2.3(d).

Such cash lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Participant's Termination of Continuous Employment.

         (b) CERTAIN SURVIVOR BENEFITS. Upon the death of a Participant whose Excess Retirement Plan Benefits are payable in Lump Sum Form, either

             (1) after the Participant's Termination of Continuous Employment (if such Participant was entitled to a Retirement Benefit and did not have an Eligible Spouse at the date of such Termination of Continuous Employment), or
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                  (2) prior to the Participant's Termination of Continuous
         Employment,

his or her Eligible Spouse (or, if the Participant has no Eligible Spouse at the date of death, each of the Participant's Eligible Children) shall be entitled to an Excess Retirement Plan Benefit, payable in the form of a cash lump sum, that is equal to the Actuarial Equivalent of the excess, if any, of (i) the amount that hypothetically would have been payable to the Eligible Spouse or such Eligible Child (as the case may be) as a Survivors Benefit under the Retirement Plan upon the death of the Participant if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Section 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount actually payable to the Eligible Spouse or such Eligible Child (as the case may be) as a Survivors Benefit under the Retirement Plan upon application of the actual terms of the Retirement Plan. Such lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Participant's death.

         (c) ADDITIONAL SURVIVORS BENEFITS TO ELIGIBLE CHILDREN. If the Participant's Eligible Spouse dies after the date of death of the Participant, the Participant's Eligible Children shall each be entitled to an Excess Retirement Plan Benefit, payable in the form of a cash lump sum, that is equal to the Actuarial Equivalent of the excess, if any, of (i) the amount that hypothetically would have been payable to such Eligible Child as a Survivors Benefit under the Retirement Plan if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Section 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount actually payable to such Eligible Child as a Survivors Benefit under the Retirement Plan. Such cash lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Eligible Spouse's death.

         (d) DEFINITION OF ACTUARIAL EQUIVALENT. For purposes of Section 2.3 and
Section 4.2, "Actuarial Equivalent" shall mean a benefit actuarially equal in value to the
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value of a given benefit in a given form or schedule, based upon (1) the 1983
Group Annuity Mortality Table (or, if different, the mortality table or tables used to calculate Actuarial Equivalents under the Retirement Plan as of the date on which an Actuarial Equivalent is being determined under this Plan) and (2) an interest rate equal to the yield on new 7-12 year AA-rated general obligation tax-exempt bonds as determined by Merrill Lynch & Co. (or its affiliates) and published in The Wall Street Journal (or other financial publication) on the business day immediately preceding the date of the Participant's Termination of Continuous Employment (for calculation of Actuarial Equivalents under Sections 2.3(a) and 4.2 of this Plan), the date of the Participant's death (for calculation of Actuarial Equivalents under Section 2.3(b) of this Plan), or the date of the Participant's Eligible Spouse's death (for calculation of Actuarial Equivalents under Section 2.3(c) of this Plan) (or, if such yield is not so determined and published on such business day, on the most immediately preceding day on which such yield was so determined and published); provided, however, that if such yield has not been so determined and published within 90 days prior to the date of the Participant's Termination of Continuous Employment or death or the date of the Participant's Eligible Spouse's death (as the case may be), the interest rate shall be the yield on substantially similar securities on the business day preceding the applicable date as determined by AmSouth Bank N.A. upon the request of either the Company or the Participant, Eligible Spouse or Eligible Child (as the case may be). Notwithstanding the preceding provisions of this Section 2.3(d), if the only Survivors Benefit to which an Eligible Spouse is entitled under the Retirement Plan is an ERISA Preretirement Survivor Annuity, determination of Actuarial Equivalent under Section 2.3(b) shall be based upon the assumption that payment of the amounts described in clauses (i) and (ii) of Section 2.3(b) commence on the first day of the month immediately following the later of the date on which the Participant would have attained age 55 or the Participant's date of death.

         (e) DEFINITION OF ELIGIBLE SPOUSE. For purposes of Section 2.3, "Eligible Spouse" shall mean the person who was married to the Participant under the laws of
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the State where the marriage was contracted throughout the one year period ending on the earlier of the date on which the Participant has a Termination of Continuous Employment or the date of the Participant's death. If the Participant does not have an Eligible Spouse on the date of Termination of Continuous Employment, the person who was married to the Participant under the laws of the State where the marriage was contracted throughout the one year period ending on the date of the Participant's death shall be the Participant's Eligible Spouse. In no event may a Participant have more than one Eligible Spouse under this Plan.

2.4      ANNUITY FORM

         The following provisions of this Section 2.4 apply to Excess Retirement Plan Benefits which are paid in Annuity Form.

         (a) RETIREMENT ANNUITY. Each Participant who is entitled to a Retirement Benefit or a Vested Benefit and whose Excess Retirement Plan Benefits are payable in Annuity Form shall be entitled to Excess Retirement Plan Benefits equal to the excess, if any, of (i) the amount that hypothetically would have been payable to the Participant as a Retirement Benefit or a Vested Benefit, as the case may be, under the Retirement Plan (after any increases in Retirement Benefits or Vested Benefits payable generally under the Company's retirement program which take effect after the Participant's Termination of Continuous Employment) if Sections 401(a)(17) and 415 of the Code were nonexistent and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount which hypothetically would have been payable to the Participant as a Retirement Benefit or Vested Benefit, as the case may be, under the Retirement Plan upon application of the actual terms of the Retirement Plan, assuming that for purposes of clauses (i) and (ii) the Participant elected to receive such Benefit in the form of a single life annuity commencing on the date on which the Participant actually commences receipt of his Retirement Benefit or Vested Benefit, as the case may be,
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under the Retirement Plan. Excess Retirement Plan Benefits shall be paid commencing at the time and in the form provided below:

                  (i) If the Participant is entitled to a Retirement Benefit under the Retirement Plan, the Participant's Excess Retirement Plan Benefit shall be payable to the Participant in the form of a single life annuity, in monthly installments commencing (A) on the Participant's early or normal retirement date, as the case may be, under the Retirement Plan; or (B) in the case of a Participant entitled to a Projected Retirement Benefit, upon his or her Termination of Continuous Employment.

                  (ii) If the Participant is entitled to a Vested Benefit under the Retirement Plan, the amount of the Participant's Excess Retirement Plan Benefit shall be calculated using the Retirement Plan's early benefit commencement factors (which are incorporated in the Retirement Plan's definition of Actuarial Equivalent) and the Section 415 limits which apply for the benefit commencement date elected by the Participant under the Retirement Plan. However, payment of such Excess Retirement Plan Benefit shall not commence until the first day of the month following the Participant's attainment of normal retirement age. Such Benefit shall be payable (1) to the Participant in the form of a single life annuity if the Participant does not have a Spouse at the time the Excess Retirement Plan Benefit commences, and (2) to the Participant and his or her Spouse in the form of a 50% joint and survivor annuity if the Participant has a Spouse at the time the Excess Retirement Plan Benefit commences.

                  (iii) If payment of the Participant's Vested Benefit under the Retirement Plan commences prior to the first day of the month following the

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                           Participant's attainment of normal retirement age,
                           the Company shall create and maintain on its books an account for such Participant (the "Vested Benefits Account") to which the Company shall credit the following amounts. At the beginning of each month beginning with the first month for which the Participant receives a Vested Benefit under the Retirement Plan and ending with the month in which the Participant attains normal retirement age, the Company shall credit the Vested Benefits Account with an amount equal to the amount of the Excess Retirement Plan Benefit calculated under Section 2.4(a)(ii) above. At the end of each calendar quarter beginning with the first calendar quarter in which an amount is credited pursuant to the preceding sentence and ending with the calendar quarter referred to in the following sentence, the Company shall also credit to such Vested Benefits Account a sum which is equal to the product of (i) the average balance in such Account for the calendar quarter (without regard to any debits made at the end of the calendar quarter) times (ii) one-fourth of the annual prime rate for corporate borrowers quoted by The Chase Manhattan Bank, N.A. at the beginning of the calendar quarter. At the end of the calendar quarter in which occurs the earlier of the Participant's attainment of normal retirement age or the Participant's death, the Company shall debit the Participant's Vested Benefits Account and pay to such Participant (or in the event of the Participant's death, to his or her Beneficiary) the entire balance in such Account.

         (b) SURVIVOR ANNUITY. Each Eligible Family Member of a Participant under the Retirement Plan shall be entitled to Excess Retirement Plan Benefits equal to the excess, if any, of (i) the amount that hypothetically would have been payable to the Eligible Family Member as a Survivors Benefit under the Retirement Plan (after any

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increases in Survivors Benefits payable generally under the Company's retirement program which take effect after the Participant's death) if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Section 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount actually payable to the Eligible Family Member as a Survivors Benefit under the Retirement Plan. Excess Retirement Plan Benefits shall be paid to the Eligible Family Members, commencing on the first day of the month following the death of the Participant, as follows:

                  (i) If the Participant's Eligible Family Members include an Eligible Spouse (which term, for purposes of this Section 2.4, shall have the meaning set forth in the Retirement Plan), the Excess Retirement Plan Benefits for such Eligible Family Members shall be payable to such Eligible Spouse until such person dies or is no longer an Eligible Spouse.

                  (ii) If Excess Retirement Plan Benefits cease to be payable to an Eligible Spouse, or in the event there is no Eligible Spouse at the date of the Participant's death, the Excess Retirement Plan Benefits otherwise payable to such Eligible Spouse shall be payable to an Eligible Child, until the earlier of the death of such Eligible Child or the date on which he or she ceases to be an Eligible Child, with such Benefits to be divided equally among the Eligible Children in the event that there is more than one Eligible Child. In the event there is more than one Eligible Child and Excess Retirement Plan Benefits cease with respect to one Eligible Child, each subsequent payment of Excess Retirement Plan Benefits will be divided equally among the remaining Eligible Children.
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Notwithstanding the preceding provisions of this Section 2.4(b), if the only
Survivor's Benefit to which the Eligible Family Member is entitled under the Retirement Plan is an ERISA Preretirement Survivor Annuity, (i) payment of the Excess Retirement Plan Benefits shall commence on the first day of the month immediately following the later of the date on which the Participant would have attained age 55 or the Participant's date of death, and (ii) the Excess Retirement Plan Benefits shall cease to be payable upon the death of the Eligible Spouse.

2.5      DEFINITION OF ELIGIBLE CHILD

         For purposes of Section 2.3 and 2.4, the term "Eligible Child" shall mean the deceased Participant's Eligible Child (as defined in the Retirement
Plan). However, if the Participant has so elected under the Retirement Plan, payments which otherwise would be made to an Eligible Child shall be made to an Eligible Trust (as defined in the Retirement Plan). Notwithstanding the Participant's election to have payments made to a trust, if the Administrative Committee of the Retirement Plan determines that the trust is not an Eligible Trust at the time payment to such trust is to be made, such payment shall not be made to the trust and shall instead be made directly to the Participant's Eligible Child.

2.6      PROVISIONS REGARDING SODI EMPLOYEES

         (a) For purposes of Article II, all references to the Retirement Plan as it relates to SODI Employees (as defined in Section 1.2) shall be deemed to refer to such plan as in effect on June 30, 1993. In no event shall SODI Employees accrue benefits under Article II of this Plan after June 30, 1993 (unless rehired by the Company).

         (b) For purposes of determining the timing of benefit payments under this Plan, SODI Employees shall not be deemed to have incurred a Termination of Continuous Employment by virtue of the initial public offering of SODI common stock, but shall instead be deemed to have incurred a Termination of Continuous Employment

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upon the termination of their employment with SODI and its subsidiaries (as defined for purposes of the SODI retirement plan).

         (c) Retirement, Vested and Survivor Benefits of SODI Employees under this Plan shall be determined based on the SODI Employee's accrued retirement or vested benefit, as the case may be (under the Retirement Plan and this Plan), as of June 30, 1993 and the maximum dollar limit under Code Section 415(b) and the defined benefit fraction under Code Section 415(e) applicable as of June 30, 1993. In addition, where the SODI Employee's Termination of Continuous Employment occurs before the SODI Employee has attained age 65, the benefits payable under this Plan shall be determined as follows.

             (1) In the case of a SODI Employee who is eligible for early retirement under the Retirement Plan on the date of his or her Termination of Continuous Employment, the Participant's benefit accrued as of June 30, 1993 (under both the Retirement Plan and this Plan) payable at age 65 shall first be reduced to the date of the Participant's Termination of Continuous Employment using the early retirement factors in the Retirement Plan as in effect on June 30, 1993, and from this amount there shall be subtracted the amount of the Participant's June 30, 1993 accrued benefit payable under the Retirement Plan, calculated using the Code Section 415 limits in effect on June 30, 1993 as adjusted to reflect early commencement of the benefit on the date of the Participant's Termination of Continuous Employment.

             (2) In the case of a SODI Employee who is not eligible for early retirement under the Retirement Plan on the date of his or her Termination of Continuous Employment, the Participant's benefit accrued as of June 30, 1993 (under both the Retirement Plan and this Plan) payable at age 65 shall first be reduced to the earliest date when the Participant may commence receipt of his benefit under the Retirement Plan, using the factors in the Retirement Plan as in effect on June 30, 1993 for determining the actuarial equivalent of the Participant's vested benefit (as set forth in such plan's definition of Actuarial
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         Equivalent), and from this amount there shall be subtracted the amount of the Participant's June 30, 1993 accrued benefit payable under the Retirement Plan, calculated using the Code Section 415 limits in effect on June 30, 1993 as adjusted to reflect early commencement of the benefit on the earliest date when the Participant may commence receipt of his benefit under the Retirement Plan.

Notwithstanding any other provision of this Plan, Survivors Benefits of SODI Employees who die after June 30, 1993 shall be determined by reference to the Survivors Benefits payable under the Sonat Offshore Retirement Plan rather than the Retirement Plan.

         (d) For purposes of Section 2.2, a SODI Employee's election to have Excess Retirement Plan Benefits paid in Annuity Form which is filed with SODI at least twelve full calendar months before such Participant's Termination of Continuous Employment shall be deemed an election filed with the Company to have benefits under this Plan paid in Annuity Form.

                   ARTICLE III - EXCESS SAVINGS PLAN BENEFITS

3.1      ELIGIBILITY

         Each employee on whose behalf Company Matching Contributions to the Savings Plan are limited by Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan (a "Participant") shall be entitled to Excess Savings Plan Benefits under this Plan, regardless of whether such Participant has received notice that he or she is so entitled. In addition, each Participant whose ability to make aggregate Before-Tax and After-Tax Contributions to the Savings Plan is limited by Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan shall be entitled to Excess Savings Plan Benefits under this Plan, regardless of whether such Participant has received notice that he or she is so entitled. All capitalized terms used in this Article III

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and not defined in this Plan shall have the meanings ascribed thereto in the
Savings Plan.

3.2      CREDITS TO ACCOUNT

         (a) CREDIT OF CONTRIBUTIONS. The Company shall create and maintain on its books two accounts for each Participant (the "Diversifiable Account" and the "Non-Diversifiable Account", respectively, which are collectively referred to as the "Accounts") to which it shall credit (i) the amount of any Company Matching Contributions which are not paid to the Savings Plan by virtue of the limitations of Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan, plus (ii) the amount of any Company Matching Contributions that would have been made under the Plan (but for the limitations of Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan) had the Participant contributed the Before-Tax and After-Tax Contributions which he or she elected to contribute but was precluded from contributing by virtue of the limitations of Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan. Such amounts, if any, shall be credited at such time after the end of each pay period as Company Matching Contributions for such pay period are paid to the Savings Plan. Prior to January 1, 1995 all amounts credited under this Article III shall be credited as provided in Section
3.2 (b). Beginning January 1, 1995 all amounts credited under this Article III shall be credited as provided in Section 3.2 (c). The Accounts shall be debited upon payment to the Participant as provided in Section 3.4. The amount of a Participant's Excess Savings Plan Benefits shall be equal to the fair market value of his or her Accounts, as determined pursuant to Section 3.2 (d).

         (b) CREDITING BEFORE JANUARY 1, 1995. All amounts credited prior to January 1, 1995 shall be credited to the Diversifiable Account. At the end of each calendar quarter prior to January 1, 1995, regardless of whether any other credits are then made to the Diversifiable Account or whether the Participant is then in the employ of the Employers, the Company shall also credit to the Diversifiable Account a sum which is equal to the product of (i) the average balance in the Diversifiable Account for the quarter (without regard to any debits made at the end of such quarter) times (ii) one-fourth of the annual prime rate for corporate borrowers quoted by The Chase Manhattan Bank, N.A. at the beginning of the quarter.

         (c) CREDITING BEGINNING JANUARY 1, 1995. Beginning January 1, 1995, 50% of each amount credited on behalf of a Participant pursuant to Section 3.2 (a) shall be credited to the Non-Diversifiable Account. All amounts in the Non-Diversifiable Account shall be credited to a subaccount that is deemed invested in Common Stock of the Company (a "Phantom Stock Subaccount"). The remaining 50% of each amount credited on behalf of the Participant pursuant to
Section 3.2 (a), plus all amounts credited to the Participant's Account as of January 1, 1995, shall be credited to the Diversifiable Account. All amounts in the Diversifiable Account shall be credited, at the direction of the Participant (but subject to the restrictions of Section 3.3), to one or more of (i) a Phantom Stock Subaccount, or (ii) a subaccount which is deemed invested in one of the mutual fund investments designated by the Company (each of such subaccounts referred to as a "Phantom Mutual Fund Subaccount"). In each case, the Participant's Phantom Stock Subaccount and each Phantom Mutual Fund Subaccount shall be credited with the number of phantom shares (including fractional shares) equal to the number of shares (of Common Stock or of such mutual fund, as the case may be) which could have been purchased with the dollar amount to be credited, valued at the fair market value of such share as of the close of business on the business day such amounts are credited. At the time that any dividends are paid on the Common Stock or the applicable mutual fund, as the case may be, there shall be credited to the Participant's Phantom Stock Subaccount or Phantom Mutual Fund Subaccount, as the case may be, a number of phantom shares (including fractional shares) equal to the result obtained by multiplying (i) the number of phantom shares credited to the Participant's Phantom Stock Subaccount or Phantom Mutual Fund Subaccount, as the case may be, on the applicable dividend record date, by (ii) the amount of the dividend per share, and dividing such product by (iii) the fair market value of a share as of the close of business on the dividend payment date.

         (d) DETERMINATION OF FAIR MARKET VALUE. The fair market value of the Participant's Phantom Stock Subaccount or a Phantom Mutual Fund Subaccount, as the case may be, on any given date shall be determined by multiplying (i) the number of phantom shares credited to such subaccount on such date, by (ii) the fair market value of a share (of Common Stock or of such mutual fund, as the case may be) as of the close of business on such date.

3.3      INVESTMENT ELECTIONS AND TRANSFERS

         (a) NEW CONTRIBUTIONS TO DIVERSIFIABLE ACCOUNT. At any time prior to the start of a calendar quarter, a Participant may file an election with the Company (in the manner and subject to any limitations specified by the Company) to designate the phantom subaccounts to which new contributions to the Participant's Diversifiable Account shall be credited. All amounts credited to the Participant's Diversifiable Account on or after the first day of such calendar quarter shall be credited in accordance with such election. The Participant may file a new election at any time (in the manner and subject to any limitations specified by the Company), which shall take effect beginning with the first day of the next calendar quarter. If a Participant fails to file an election form, all amounts credited to the Participant's Diversifiable Account as of January 1, 1995 and all amounts subsequently credited to such Account prior to the effective date of a properly-filed election form shall be credited as phantom shares of the Fidelity Retirement Government Money-Market Portfolio.

         (b) TRANSFERS WITHIN DIVERSIFIABLE ACCOUNT. A Participant may at any time file an election with the Company (in the manner and subject to any limitations specified by the Company) to transfer a portion of his or her Diversifiable Account from one Phantom Mutual Fund Subaccount to another, or from a Phantom Mutual Fund Subaccount to the Phantom Stock Subaccount. Transfers shall be made as of the first business day of any calendar quarter for all transfer elections received by the Company in the preceding calendar quarter, based on the respective fair market values of the respective phantom shares at the close of business on such first business day of the calendar quarter. No transfers out of a Participant's Phantom Stock Subaccount shall be permitted prior to the time set forth in
Section 3.3 (c).

         (c) TRANSFERS OUT OF PHANTOM STOCK SUBACCOUNT OF DIVERSIFIABLE ACCOUNT. A Participant shall have the right to transfer all or a portion of the amount credited to the Phantom Stock Subaccount of his or her Diversifiable Account out of such Subaccount and into one or more Phantom Mutual Fund Subaccounts (in the manner and subject to any limitations specified by the Company) beginning on the first day of the calendar quarter that is at least six months after the later of
(i) the date of the Participant's Termination of Employment or (ii) the date the Participant is no longer subject to Section 16 of the Securities Exchange Act of 1934.

         (d) NON-DIVERSIFIABLE ACCOUNT. All amounts credited to a Participant's Non-Diversifiable Account shall be credited to a Phantom Stock Subaccount. Transfers out of such Subaccount shall not be permitted.

3.4      PAYMENT OF ACCOUNTS

         Upon a Participant's Termination of Employment, the Company shall debit his or her Accounts and pay to such Participant (or in the event of the Participant's death, to his or her Beneficiary) amounts at the times determined pursuant to this Section 3.4.

         (a) CASH LUMP SUM. Except as provided in Section 3.4(b) or 3.4(c) below, upon a Participant's Termination of Employment, there shall be paid to the Participant in a cash lump sum on (or as soon as practicable after) the first business day of the calendar quarter following his or her Termination of Employment an amount equal to the sum of: (i) the value of the Participant's Accounts, as determined below, plus (ii) the amount of any Company Matching Contributions that would have been credited to the

Accounts under Section 3.2 for pay periods beginning before the Participant's Termination of Employment if such Company Matching Contributions have not yet been credited at the time of valuation of the Participant's Accounts. For purposes of determining the value of a Participant's Accounts pursuant to this
Section 3.4 (a), (i) phantom shares in each of the Phantom Mutual Fund Subaccounts shall be valued as of the business day that is two business days before the date the payment is due, and (ii) phantom shares in the Phantom Stock Subaccount shall be valued based on the average of the closing prices of the Company's Common Stock on the ten business days ending two business days before the payment is due.

         (b) INSTALLMENTS. If, at least twelve full calendar months before the date of the Participant's Termination of Employment, the Participant filed with the Company an irrevocable written election to have all or any designated portion of his or her Accounts paid in installments, payment of such Participant's Accounts (or designated portion thereof) shall be made in such number of annual installments (to a maximum of 15) as shall have been designated by the Participant in the written election referred to above. Payment of the first installment shall be made on (or as soon as practicable after) the first business day of the calendar quarter following the Participant's Termination of Employment. Each subsequent installment shall be paid on the anniversary of the first day of such calendar quarter (or, if such day is not a business day, on the next business day thereafter). Each installment shall be in an amount equal to (i) the value of the Participant's Accounts at the time of payment of such installment, as determined below, divided by (ii) the number of installments remaining to be paid (including the installment about to be paid), and shall be made on pro rata basis from the Participant's Accounts and Subaccounts. For purposes of determining the value of an installment of a Participant's Accounts pursuant to this Section 3.4 (b), (i) phantom shares in each of the Phantom Mutual Fund Subaccounts shall be valued as of the business day that is two business days before the date payment of the installment is due, and (ii) phantom shares in the Phantom Stock Subaccounts shall be valued based on the average of the closing prices of the Company's Common Stock on the ten business days ending two business days before the date payment of the installment is due.

         (c) PRIOR ELECTIONS. Notwithstanding the provisions of Sections 3.4 (a) and (b), any election made by a Participant prior to February 25, 1993 to have payment of all or a portion of his or her Accounts made in installments shall be irrevocable. In the event that no election is in effect for a given year after 1983 and prior to 1988, the Participant shall be deemed to have elected installment payments for such year for purposes of the preceding sentence. The provisions of Sections 3.4 (a) and (b) shall apply with respect to any portion of the Participant's Accounts which was distributable in the form of a lump sum pursuant to a Participant's election or Plan provision which became effective prior to February 25, 1993.

3.5      CHANGE OF CONTROL PROVISIONS

         Notwithstanding a Participant's election or the provisions of Section 3.4, in the event of a Participant's Termination of Employment within three years following a Change of Control (as defined in Section 4.3 below), then there shall be paid to the Participant in a cash lump sum, as soon as practicable (and within 30 days) after his or her Termination of Employment an amount equal to the sum of (i) the value of the Participant's Accounts, as determined below, plus (ii) the amount of any Company Matching Contributions that would have been credited to the Accounts under Section 3.2 for pay periods beginning before the Participant's Termination of Employment if such Company Matching Contributions have not yet been credited at the time of valuation of the Participant's Accounts. For purposes of determining the value of a Participant's Accounts pursuant to this Section 3.5, (i) phantom shares in each of the Phantom Mutual Fund Subaccounts shall be valued as of the business day that is two business days before the date of payment, and (ii) phantom shares in the Phantom Stock Subaccounts shall be valued based on the average of the closing prices of the Company's Common Stock on the ten business days ending two business days before the date of payment.

3.6      BENEFICIARY

         For purposes of this Article III, "Beneficiary" shall mean (i) the person, persons or entity designated by a Participant to receive Excess Savings Plan Benefits in the event of the Participant's death, or (ii) if the Participant has made no such designation, his or her Beneficiary under the Savings Plan.

3.7      ANTIDILUTION ADJUSTMENTS

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, or other change in or affecting the corporate structure or capitalization of the Company, the Executive Compensation Committee or other designated committee of the Board of Directors of the Company consisting solely of "disinterested" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Committee") shall make appropriate adjustment to the Phantom Stock Subaccounts of Participants so that the phantom shares in such subaccounts shall be treated as if they were actual shares of Common Stock. In the event the Common Stock is converted into cash, the phantom shares in the Phantom Stock Subaccounts shall similarly be converted into cash as of the same date, and shall automatically be credited as phantom shares of the Fidelity Government Money-Market Portfolio (or such other Phantom Mutual Fund Subaccount as may be designated by the Committee). In the event the Common Stock is converted into other securities or property, the value of such securities and property shall be determined by AmSouth Bank NA, and the Phantom Stock Subaccounts shall be converted into cash of the same value and credited as phantom shares of the Fidelity Government Money-Market Portfolio (or such other Phantom Mutual Fund Subaccount as may be designated by the Committee).

3.8      PROVISIONS REGARDING SODI EMPLOYEES

         SODI Employees (as defined in Section 1.2) shall not be deemed to have incurred a Termination of Employment by virtue of the initial public offering of SODI common stock, but shall instead be deemed to have incurred a Termination of Employment upon the termination of their employment with SODI and its subsidiaries (as defined for purposes of the SODI savings plan). In no event shall SODI Employees accrue benefits under Article III of this Plan after June 30, 1993 (unless rehired by the Company), but Accounts established pursuant to
Article III hereof shall continue to be credited with interest as provided in
Section 3.2(b).

                         ARTICLE IV - VESTING BENEFITS

4.1      ELIGIBILITY

         Each employee who has had a Termination of Continuous Employment and who is a member of the Vesting Group (as defined in Section 4.4 below) (a "Participant") shall be entitled to Vesting Benefits hereunder, regardless of whether such Participant has received notice that he or she is so entitled, but only if a Change of Control (as defined in Section 4.3 below) has occurred while he or she is employed by one of the Employers and is a member of the Vesting Group. All capitalized terms used in this Article IV and not defined in this Plan shall have the meanings ascribed thereto in the Retirement Plan.

4.2      AMOUNT AND FORM OF VESTING BENEFIT

         Each Participant shall be entitled to a Vesting Benefit, payable in the form of a cash lump sum, that is equal in amount to the Actuarial Equivalent (as defined in Section 2.3(d) above) of the excess, if any, of (i) the amount hypothetically payable to the Participant as a Vested Benefit under the Retirement Plan if (x) Section 5.01 of the Retirement Plan were hypothetically amended to provide a Vesting Date based on a period of Vesting Service equivalent to the actual Vesting Service of the Participant, and (y) Sections 401(a)(17) and 415 of the Code were nonexistent and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount payable as a Vested Benefit under the Retirement Plan, assuming for purposes of clauses (i) and (ii) that the Participant commenced receiving benefits under such clause in the form of a single life annuity on the earliest date on which the Participant could have commenced receipt of a Vested Benefit under the Retirement Plan (had he or she been entitled to such Benefit). The grant of Vesting Benefits shall not increase the Participant's Credited Service under the Retirement Plan. Such cash lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Participant's Termination of Continuous Employment.

4.3      DEFINITION OF CHANGE OF CONTROL

         A "Change of Control" shall be deemed to have occurred if:

         (i) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect as of May 3,
                  1984) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as such Rules were in effect as of May 3, 1984) of securities of the Company representing 35% or more of the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors,

         (ii) there shall occur a change in the composition of a majority of the Board of Directors of the Company within any period of three consecutive years which change shall not have been approved by a majority of the Board of Directors of the Company as constituted immediately prior to the commencement of such period, or

         (iii) at any meeting of the stockholders of the Company called for the purpose of electing directors, all persons nominated by the Board of Directors for election as directors shall fail to be elected.

4.4      DEFINITION OF VESTING GROUP

         An employee shall be deemed to be a member of the Vesting Group if, immediately prior to the occurrence of a Change of Control, he or she (1) is a participant in the Retirement Plan, (2) is employed as an officer by an Employing Company (as defined in the Retirement Plan) and (3) is not fully vested under the Retirement Plan.



                              ARTICLE V - FUNDING


5.1.     UNFUNDED PLAN

         The Plan shall be unfunded, and the entire cost of the benefits and administration of the Plan shall be borne by the Company.



                           ARTICLE VI - MISCELLANEOUS


6.1      EFFECT OF IRS DETERMINATION

         If any amounts whose distribution is deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Code) to have been includible in gross income by a Participant prior to payment of such amounts under the Plan, such amounts shall be immediately paid to such Participant notwithstanding the Participant's election or any other provision of the Plan.

6.2      AMENDMENT

         The Company intends to maintain the Plan in force indefinitely, but necessarily reserves the right by action of its Board of Directors to amend or discontinue the Plan at any time, provided that (i) no amendment or discontinuance of the Plan shall diminish in any way payments under this Plan due thereafter under rights created or grants made before such amendment or discontinuance and (ii) rights created or grants made before such amendment or discontinuation shall continue in force and effect and shall continue to accrue as though no amendment or discontinuation of this Plan had occurred.

6.3      EXCESS DISABILITY BENEFITS

         The Excess Disability Benefits formerly provided under this Plan are instead payable under the Supplemental Disability Plan to the full extent that they formerly would have been payable under this Plan. To the extent that a benefit is payable pursuant to the Supplemental Disability Plan it shall not be payable under this Plan, and to the extent that a benefit is payable pursuant to this Plan it shall not be payable under the Supplemental Disability Plan.

6.4      NON-ALIENATION; TAX WITHHOLDING

         No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge; provided, however, that taxes may be withheld from benefit payments to the extent required by any federal, state or local law or regulation.

6.5      NO RIGHT TO CONTINUED EMPLOYMENT

         Participation in the Plan shall not give any employee the right to be retained in the employ of the Employers.

6.6      DEFINITION OF PARTICIPANT

         Any employee who is a "Participant" under any Section of this Plan shall not be deemed to be a "Participant" under any other Section unless he or she also satisfies the definition of "Participant" under such other Section. Any Plan provision to the contrary notwithstanding, an employee shall not be a "Participant" under any Section of this Plan unless either (i) the employee is a member of a select group of management or highly compensated employees (as provided in Section 201(b) of the Employee Retirement Income Security Act of 1974, as amended), or (ii) the benefits under this Plan are provided solely by virtue of the limitations of Section 415 of the Code and the incorporation of those limitations in the Retirement Plan or the Savings Plan, as the case may be.

6.7      PLAN ADMINISTRATION AND INTERPRETATION

         The administration of the Plan and the exclusive power to interpret it is vested in the Employee Benefits Committee of the Board of Directors of the Company. The Employee Benefits Committee may delegate any or all of its duties and responsibilities hereunder to the Administrative Committee of the Retirement Plan.

6.8      SUBSIDIARIES AND AFFILIATES

         Each subsidiary or affiliate of the Company which the Company has designated as a participating company in the Retirement Plan and/or the Savings Plan with respect to its employees shall automatically be deemed to have adopted this Plan; provided however, that if the terms of the Retirement Plan or the Savings Plan with respect to such subsidiary or affiliate are different from those applicable to the Company, such difference or differences shall be given effect in applying this Plan. References herein to the Retirement Plan or the Savings Plan shall be in regard to such plan as amended from time to time.

6.9      MINORS AND INCOMPETENTS

         If a person entitled to benefits under this Plan is a minor or is physically unable or mentally incompetent to receive such benefits and to execute a valid release therefor, the Plan may pay such benefits to the guardian or representative of such person or the individual or institution maintaining custody of such person (provided that such payment shall be made for and applied to the benefit of the person entitled thereto), and the release of such guardian, representative, individual or institution shall be a valid and complete discharge for payment of such benefit.

6.10     CHOICE OF LAW

         THIS PLAN SHALL BE INTERPRETED PURSUANT TO THE LAWS OF THE STATE OF ALABAMA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

                  IN WITNESS WHEREOF, Sonat Inc. has caused this Plan as amended and restated hereby to be executed as of January 1, 1995.

                                        By: /s/ Ronald L. Kuehn, Jr.
                                            ------------------------

                                AMENDMENT TO THE
                      SONAT INC. SUPPLEMENTAL BENEFIT PLAN

         Sonat Inc. hereby amends the Sonat Inc. Supplemental Benefit Plan (the "Plan") as follows, effective as of December 1, 1995:

                  1. Section 4.3 of the Plan is hereby amended to read in its entirety as follows:

         4.3      DEFINITION OF CHANGE OF CONTROL
                  A "Change of Control" shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses
         (A), (B) and (C) of subsection (iii); or

                  (ii) Individuals who, as of December 1, 1995, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

                  IN WITNESS WHEREOF, Sonat Inc. has executed this document as of December 1, 1995.

                                        SONAT INC.

                                   By:  /s/ Ronald L. Kuehn, Jr.
                                        --------------------------------
                                        Chairman of the Board, President
                                        and Chief Executive Officer